Exhibit 10.4
AVIV REIT, INC.
2010 MANAGEMENT INCENTIVE PLAN
AWARD NOTICE
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          You have been granted an Option to purchase shares of the common stock, $0.01 par value per share (“Common Stock”), of Aviv REIT, Inc. (the “Company”), pursuant to the terms and conditions of the Aviv REIT, Inc. 2010 Management Incentive Plan (the “Plan”) and the Stock Option Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Stock Option Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Option:	You have been awarded a Nonqualified Stock Option to purchase from the Company [●] shares of its Common Stock, subject to adjustment as provided in Section 3.4 of the Agreement.

Grant Date:	[ ]

Exercise Price:	$[●] per share, subject to adjustment as provided in Section 3.4 of the Agreement.

Type of Award:	Time-Based Award

Vesting Schedule:	The Option shall vest with respect to 25% of the number of shares of Common Stock subject thereto on each of the first four one-year anniversaries of the Grant Date; provided that, you do not experience a Termination prior to the applicable vesting date.

Exercise Schedule:	Subject to Section 2.2 of the Agreement, the Option shall be exercisable to the extent that the Option is vested.

Expiration Date:	N/A
Aviv REIT, Inc.
By:_____________________________
Name: [                                        ]
Title: [                                        ]
Award Notice — Management Incentive Plan

Acknowledgment, Acceptance and Agreement:
By signing below and returning this Award Notice to Aviv REIT, Inc. at the address stated herein, I hereby acknowledge receipt of the Agreement and the Plan, accept the Option granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

Participant

Date
AVIV REIT, INC.
303 WEST MADISON STREET, SUITE 2400
CHICAGO, IL 60606
ATTENTION: [                    ]

AVIV REIT, INC.
2010 MANAGEMENT INCENTIVE PLAN
STOCK OPTION AGREEMENT
          Aviv REIT, Inc., a Maryland corporation (the “Company”), hereby grants to the individual (the “Participant”) named in the award notice (the “Award Notice”) attached to this Stock Option Agreement (this “Agreement”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Aviv REIT, Inc. 2010 Management Incentive Plan (the “Plan”), an option to purchase from the Company the number of shares of common stock, $0.01 par value per share (“Common Stock”), set forth in the Award Notice at the price per share set forth in the Award Notice (the “Exercise Price”) (the “Option”), upon and subject to the terms and conditions set forth below, in the Award Notice and in the Plan. Capitalized terms not defined herein shall have the meanings specified in the Plan.
          1. Option Subject to Acceptance of Agreement. The Option shall be null and void unless the Participant shall accept this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company.
          2. Time and Manner of Exercise of Option.
          2.1. Maximum Term of Option. If designated in the Award Notice as an Incentive Stock Option or a Nonqualified Stock Option which is a Limited Performance-Based Award, in no event may the Option be exercised, in whole or in part, after the expiration date set forth in the Award Notice (the “Expiration Date”).
          2.2. Vesting and Exercise of Option. The Option shall become vested in accordance with the vesting schedule set forth in the Award Notice (the “Vesting Schedule”) and shall become exercisable in accordance with the exercise schedule set forth in the Award Notice (the “Exercise Schedule”). In the event of the Participant’s Termination for any reason, the Option shall be vested only to the extent it is vested on the effective date of the Participant’s Termination and may thereafter be exercised by the Participant until and including the earliest to occur of (i) the date which is 30 days after the effective date of the Participant’s Termination and (iii) the Expiration Date, if applicable.
          2.3. Method of Exercise. Subject to the limitations set forth in this Agreement, a vested Option may be exercised by the Participant (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full either (A) in cash, (B) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, provided that the Administrator determines that such withholding of shares does not cause the Company to recognize an increased compensation expense under applicable accounting principles or (C) any combination of (A) or (B) and (ii) by executing such documents as the Administrator may reasonably request. In the case of clause

(B) above, any fraction of a share of Common Stock which would be required to pay such exercise price shall be disregarded and the remaining amount due shall be paid in cash by the Participant. No shares of Common Stock shall be issued and, if applicable, no certificate representing Common Stock shall be delivered until the full exercise price therefor and any withholding taxes thereon, as described in Section 3.3, have been paid.
          2.4. Time of Exercise. The Option may be exercised by the Participant with respect to all or a portion of the number of shares of Common Stock with respect to which the Option is then vested.
          2.5. Termination of Option. In no event may the Option be exercised after it terminates as set forth in this Section 2.5. The Option shall terminate, to the extent not earlier terminated pursuant to Section 2.2 or exercised pursuant to Section 2.3, on the Expiration Date, if applicable, or the date determined by the Board in accordance with Section 3.1 of the Plan. Upon the termination of the Option, the Option and all rights hereunder shall immediately become null and void.
          2.6. Dividend Equivalents. During the period a Participant’s Option, or portion thereof, remains unexercised, the Participant shall be eligible to receive the applicable Dividend Equivalents in accordance with Section 2.1(d) of the Plan. The Participant shall not be entitled to any further payments of such Dividend Equivalents following the date such Option ceases to be exercisable as set forth in this Agreement.
          3. Additional Terms and Conditions of Option.
          3.1. Nontransferability of Option. The Option may not be transferred by the Participant other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries in such form as may be required by the Administrator consistent with the transfer restrictions contained in the Company’s Charter. Except to the extent permitted by the foregoing sentence, (i) during the Participant’s lifetime the Option is exercisable only by the Participant or the Participant’s legal representative, guardian or similar person and (ii) the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.
          3.2. Investment Representation. The Participant hereby represents and covenants that (a) any shares of Common Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Participant shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of any purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, the Participant shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Administrator shall in its sole discretion deem necessary or advisable.
          3.3. Withholding Taxes.
          (a) As a condition precedent to the issuance of Common Stock upon exercise of the Option, the Participant shall, upon request by the Company, pay to the Company in addition to the aggregate Exercise Price of the shares, such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option. If the Participant shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Participant.
          (b) The Participant may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company, (2) authorizing the Company to withhold whole shares of Common Stock which would otherwise be issued to the Participant upon exercise of the Option having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments or (3) any combination of (1) and (2). The Company shall have sole discretion to disapprove of an election pursuant to clause (2) or (3). Shares of Common Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Common Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant. No certificate representing a share of Common Stock shall be issued or delivered until the Required Tax Payments have been satisfied in full.
          3.4. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the Company’s Common Stock other than a regular cash dividend, the number and type of securities subject to the Option and the Exercise Price shall be appropriately adjusted by the Administrator, such adjustment to be made without an increase in the aggregate purchase price. The decision of the Administrator regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being subject to the Option, the Company shall pay the Participant, in connection with the first exercise occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the difference, if any, between (A) the Fair Market Value on such date and (B) the Exercise Price of the Option.

          3.5. Liquidity Event. In the event of a Liquidity Event, if the Option is a Time-Based Award, then it shall immediately become vested and exercisable in full.
          3.6. Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or issuance of shares hereunder, the Option may not be exercised, in whole or in part, and such shares may not be issued, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
          3.7. Issuance or Delivery of Shares. The shares of Common Stock subject to the Option may be held by a custodian in book entry form with the restrictions on such shares duly noted or, alternatively, the Company may hold the certificate or certificates representing such shares, in either case until the Option has been exercised. Upon the exercise of the Option, in whole or in part, the Company shall issue or deliver, subject to the conditions of this Article 3, the number of shares of Common Stock purchased against full payment therefor. Such issuance shall be evidenced by removal of such restrictions from those of such shares that are held in book entry form, and, if applicable, the Company shall deliver to the Participant any certificate or certificates representing those of such shares that are held by the Company and destroy or return to the Participant the stock power or powers relating to such shares. If such stock power or powers also relate to unvested shares of Common Stock, then the Company may require, as a condition precedent to the delivery of any certificate pursuant to this Section 3.7, the execution and delivery to the Company of one or more irrevocable stock powers relating to such unvested shares. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance, except as otherwise provided in Section 3.3.
          3.8. Option Confers No Rights as Stockholder. The Participant shall not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Option unless and until such shares are purchased and issued upon the exercise of the Option, in whole or in part, and the Participant becomes a stockholder of record with respect to such issued shares. The Participant shall not be considered a stockholder of the Company with respect to any such shares not so purchased and issued. As a condition to the exercise of the Option, the Participant shall, concurrently with the exercise of the Option, also execute the Stockholders Agreement, unless the Participant has already executed the Stockholders Agreement.
          3.9. Option Confers No Rights to Continued Employment or Service. In no event shall the granting of the Option or its acceptance by the Participant, or any provision of this Agreement or the Plan, give or be deemed to give the Participant any right to continued employment or service with AAM or any of its Affiliates.
          3.10. Designation of Option. If designated in the Award Notice as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in section 422 of the Code. To the extent the Option is exercised pursuant to its terms after the period set forth in section 422(a) of the Code or exceeds the limitation set forth in section 422(d)

of the Code (currently $100,000) or otherwise does not meet the requirements for an incentive stock option under section 422 of the Code, the Option shall not be treated as an incentive stock option under Section 422.
          3.11. Initial Public Offering. The Participant hereby agrees that in the event of an Initial Public Offering, the Participant shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such Initial Public Offering. The foregoing limitation shall not apply to shares registered in the Initial Public Offering under the Securities Act.
          4. Miscellaneous Provisions.
          4.1. Decisions of Administrator. The Administrator shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Administrator regarding the Plan or this Agreement shall be final, binding and conclusive.
          4.2. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Participant, acquire any rights hereunder in accordance with this Agreement or the Plan.
          4.3. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Aviv REIT, Inc., 303 West Madison Street, Suite 2400, Chicago, Illinois 60606, Attention: Craig M. Bernfield, Chairman, President and Chief Executive Officer, and if to the Participant, to the Participant’s address set forth in the Company’s records. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mail to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
          4.4. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.
          4.5. Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Maryland and construed in accordance therewith without giving effect to conflicts of laws principles.

          4.6. Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.
          4.7. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan, and shall be interpreted in accordance therewith. The Participant hereby acknowledges receipt of a copy of the Plan, and by signing and returning the Award Notice to the Company, at the address stated herein, he or she agrees to be bound by the terms and conditions of this Agreement, the Award Notice and the Plan.
          4.8. Code Section 409A.
          (a) This Agreement is intended to be excepted from or comply with, as applicable, the requirements of section 409A of the Code, and shall be interpreted and construed consistent with that intent. Notwithstanding such intention, the Administrator may, at any time and in its sole discretion and without a Participant’s prior consent, amend this Agreement, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt this Agreement from the application of section 409A of the Code, (ii) preserve the intended tax treatment of any such award, or (iii) comply with the requirements of section 409A of the Code, including without limitation any such regulations guidance, compliance programs and other interpretive authority that may be issued after the date of grant.
          (b) Participants (or their beneficiaries) shall be responsible for all taxes with respect to any awards under the Plan. The Administrator and the Company make no guarantees to any person regarding the tax treatment of awards or payments made under the Plan. Neither the Administrator nor the Company has any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant with respect to any award under section 409A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

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